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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-136666

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 16, 2006)

The Bear Stearns Companies Inc.
Prospectus Supplement—Reverse Convertible—All Asset Classes
Medium-Term Notes, Series B

We may offer from time to time Notes that may pay a rate of interest during the term of the Notes and at maturity will pay an amount in U.S. dollars or, in the case of Notes relating to equity securities, entail physical delivery of shares of stock of an issuer not affiliated with us or payment of an amount in U.S. dollars. The specific terms of any such Notes that we offer will be included in the applicable pricing supplement. Set forth under "Definitions" are definitions of the material terms used in this prospectus supplement and in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede. The Notes will have the following general terms:

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  No Principal Protection

    As described herein, the amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

    The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested.

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  Interest Rate and Interest Payments

    The Notes may have a fixed or floating interest rate or may pay no interest, in each case as specified in the applicable pricing supplement. Any interest on the Notes will be paid on the dates set forth in the applicable pricing supplement.

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  Ranking

    The Notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

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  Reference Asset

    The principal, interest or any other amounts payable on the Notes may be based on price movements in or other events relating to one or more securities, futures contracts, commodities, foreign currencies, interest rates, indices or baskets comprised of any of those instruments or measures, or other measures or instruments, including the occurrence or nonoccurrence of any event or circumstance.

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  Maturity

    The applicable pricing supplement will specify the Maturity Date.

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  Denominations

    The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent); provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Economic Area shall be $100,000.

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  Initial Public Offering Price

    Other than as set forth in the applicable Pricing Supplement, the initial public offering price of the Notes will be 100% of the principal amount of the Notes, except that the investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering may do so at a 1.00% discount. Such investor would be entitled to purchase each Note of that particular offering for 99.00% of the principal amount.

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  Principal Payment at Maturity

    We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

    However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

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    If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

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    If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Agents may solicit offers to purchase the Notes as our agent. We may sell Notes to the Agent as principal at prices to be agreed upon at the time of sale. The Agents may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the Agents determine. The Agents may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

Bear, Stearns & Co. Inc.
August 16, 2006

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and accompanying prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the Notes.

SUMMARY

        The following summary describes the Notes in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement. We also may prepare free writing prospectuses that describe particular issuances of Notes. Any free writing prospectus also should be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires.

Are the Notes principal protected?

        The Notes are not principal protected and you may lose some or all of your principal. The amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

        You will receive 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

        However, the Notes will not be principal protected if both of the following are true: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date, and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

What payments will be received at maturity?

        We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

        However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

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  If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share

    Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

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  If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

        We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

What is the coupon rate and will interest payment be received during the term of the Notes?

        The interest rate, if any, on the Notes will be either fixed or floating, as designated by the applicable pricing supplement. No interest may be payable with respect to certain Notes.

        The interest paid, if any, will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date. Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date. However, interest payable on the Maturity Date will be payable to the person to whom principal is payable. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Will the Notes be affected by various corporate events?

        Yes. Following certain corporate events relating to the underlying Reference Asset, if that Reference Asset is one or more equity securities, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor's common stock. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific corporate events that can lead to these adjustments in the section "Antidilution Adjustments for Equity Securities." You should read this section to understand these and other adjustments that may be made to the Notes.

ILLUSTRATIVE EXAMPLES

Reference Asset Is an Equity Security

        The following are illustrative examples demonstrating the hypothetical amount payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples as an indication of the expected performance of the Notes. Some amounts are rounded and actual returns may be different.

Assumptions:

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  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of $1,000 and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

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  Reference Asset: common stock, par value $0.01 per share, of a company traded on the NYSE.

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  Initial Level: $27.18

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  Contingent Protection Percentage: 80%

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  Contingent Protection Level: $21.74 ($27.18 × 80%)

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  Exchange Ratio: 36 ($1,000/$27.18)

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  Coupon: 9.00% per annum, paid semiannually ($45 per semiannual period) in arrears

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  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.

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  Maturity: 1 year

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  Dividend and dividend yield on the Reference Asset: $0 and 0% per annum

        Example 1—On the Calculation Date, the Final Level of $29.90 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus two interest payments of $45.00 each, for payments totaling $1,090.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,100.27 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 9.00% return with an investment in the Notes and a 10.03% return with a direct investment in the Reference Asset.

        Example 2—On the Calculation Date, the Final Level of $24.46 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,090.00, earning a 9.00% return over the term of the Notes. A direct investment in the Reference Asset for that same one-year time period would have generated a return of $900.12 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 9.00% return with an investment in the Notes and incurred a loss of 9.99% with a direct investment in the Reference Asset.

        Example 3—On the Calculation Date, the Final Level of $17.67 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount, plus the two interest payments of $45.00, which is 36 shares (worth $17.67 each) plus $13.99 (the Fractional Share Cash Amount) plus $90.00 (two interest payments of $45.00 each). The cash equivalent equals $740.11. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $650.31 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 25.99%, while a direct investment in the Reference Asset would have resulted in a loss of 34.97%.

Reference Asset Is Not an Equity Security

        The following are illustrative examples demonstrating the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different.

Assumptions:

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  Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of $1,000 and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

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  Reference Asset: U.S. equity index, such as the Dow Jones Industrial AverageSM

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  Initial Level: 10,237.18

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  Contingent Protection Percentage: 80%

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  Contingent Protection Level: 8,189.74 (10,237.18 × 80%)

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  Coupon: 9.00% per annum, paid semiannually ($45 per semiannual period) in arrears

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  Maturity: 1 year

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  Because the Reference Asset is an equity index (and not an equity security), regardless of the performance of the Reference Asset, any payment on the Maturity Date will be in cash.

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  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.

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  Dividend and dividend yield on the Reference Asset: $0.00 and 0.00% per annum

        Example 1—On the Calculation Date, the Final Level of 11,260.90 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached. You also would have received two interest payments of $45.00, for payments totaling $1,090.00. With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments over the term of the Notes of $1,100.00 (the sum of the principal amount, plus the product of the principal amount and the percentage increase in the Reference Asset) upon liquidation of such instrument at the Final Level. You would have earned a return of 9.00% with an investment in the Notes and a return of 10.00% with a direct investment in the Reference Asset.

        Example 2—On the Calculation Date, the Final Level of 9,213.46 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,090.00, earning a 9.00% return over the term of the Notes. With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments of $900.00 (the sum of the principal amount, plus or minus the product of the principal amount and the percentage decrease in the Reference Asset) upon liquidation of such instrument at the Final Level. You would have earned a return of 9.00% with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

        Example 3—On the Calculation Date, the Final Level of 6,654.17 is below the Initial Level and is also below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,090, earning 9.00% over the term of the Notes. With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments of $650.00 (the sum of the principal amount plus or minus the product of the principal amount and the percentage decrease in the Reference Asset) upon liquidation of such instrument at the Final Level. You would have earned a return of 9.00% with an investment in the Notes and incurred a loss of 35.00% with a direct investment in the Reference Asset.

RISK FACTORS

        You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision, only after careful consideration with their advisors, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus. Please note that this Risk Factors section has various subcomponents addressing certain additional risk factors relating to specific categories of Reference Assets. For example, certain additional risk factors relating to Reference Assets comprised of one or more equity securities can be found in the section "—Additional risks relating to Notes with an equity security or equity index as the Reference Asset." We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the Notes. You should not purchase the Notes unless you understand and can bear these investment risks.

RISKS RELATING TO ALL NOTE ISSUANCES.

The Notes are not principal protected and you may lose some or all of your principal.

        The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. The Notes will not be principal protected if both of the following are true: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. You will receive 100% of your principal at maturity if, and only if, either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

You will not participate in any appreciation in the value of the Reference Asset.

        You will not participate in any appreciation in the value of the Reference Asset. If the Final Level of the Reference Asset is greater than the Initial Level of the Reference Asset, the sum of any interest payments you receive during the term of the Notes and the principal payment you receive at maturity will not reflect the performance of the Reference Asset. For example, if the Reference Asset has appreciated by 50% on the Calculation Date, you will receive only your principal amount plus any interest payments made during the term of the Notes. In this case, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Asset.

Your return cannot exceed any coupon payments received over the term of the Notes, regardless of the appreciation in value of the Reference Asset.

        If the Final Level of the Reference Asset is equal to or exceeds the Initial Level of the Reference Asset, the amounts you will receive during the term of the Notes and at maturity will equal the sum of the principal amount of the Notes, plus any interest payments made during the term of the Notes. Under no circumstances, regardless of the extent to which the value of the Reference Asset appreciates, will your return exceed the applicable coupon rate, if any.

There may not be any secondary market for your Notes.

        Upon issuance, the Notes will not have an established trading market. We cannot assure you that a trading market for the Notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of Notes on a national securities exchange or the Nasdaq Stock Market, we may not meet the requirements for listing and do not expect to announce, prior to the pricing of the Notes, whether we will meet such requirements. Even if there is a secondary market, it may not provide significant liquidity. While we anticipate that the Agent will act as a market maker for the Notes, the Agent is not required to do so. If the Notes are not listed on any securities exchange and the Agent were to cease acting as a market maker, it is likely that there would be no secondary market for the Notes. You therefore must be willing and able to hold the Notes until maturity.

Price or other movements in the instrument or instruments comprising the Reference Asset are unpredictable.

        Price or other movements in the instrument or instruments comprising the Referenced Asset are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors that can affect the markets in which the relevant instrument or instruments are traded and/or the particular instrument or instruments. As a result, it is impossible to predict whether the prices or levels of the instrument or instruments comprising the Reference Asset will rise or fall during the term of the Notes. The price of the instrument or instruments comprising the Reference Asset may decrease to or below the Contingent Protection Level and remain below the Initial Level to maturity so that you will receive at maturity a cash payment (or, in the case of equity securities, shares) worth less than the principal amount of your investment. We cannot guarantee that the price of the instrument or instruments comprising the Reference Asset will stay above the Contingent Protection Level over the life of the Notes or that, if the price of the instrument or instruments comprising the Reference Asset has decreased to or below the Contingent Protection Level, the price of the instrument or instruments comprising the Reference Asset will recover and be at or above the Initial Level on the Calculation Date so that you will receive at maturity an amount at least equal to the principal amount of the Notes.

The historical or pro forma performance of the Reference Asset is not an indication of future performance.

        The historical or pro forma performance of the Reference Asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the Reference Asset. It is impossible to predict whether the level of the Reference Asset will fall or rise. The Trading Level of the Reference Asset will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the trading markets on which the instruments or instruments comprising the Reference Asset are traded and/or the level of the Reference Asset itself.

You must rely on your own evaluation of the merits of an investment in the Notes.

        In connection with your purchase of the Notes, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in Notes and to investigate the Reference Asset and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the Notes.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

        If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value. We believe that the value of your Notes will be affected by the value and volatility of the instrument or instruments comprising the Reference Asset, whether or not the Trading Level of the Reference Asset is greater than or equal to the Initial Level of the Reference Asset, changes in interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the Trading Level of the Reference Asset is less than, equal to or not sufficiently above the Initial Level of the Reference Asset. The following paragraphs describe the manner in which we expect the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

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  Reference Asset performance.    We expect that the value of the Notes prior to maturity will depend substantially on the relationship between the Trading Level of the Reference Asset and the Initial Level of the Reference Asset. If you decide to sell your Notes when the Trading Level exceeds the Initial Level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Trading Level because of expectations that the Trading Level will continue to fluctuate until the Final Level is determined. If the Trading Level is near or below the Contingent Protection Level, we expect the market value of the Notes to decline to reflect the possibility that we will be able to deliver a Reference Asset that has depreciated in value (or pay you the equivalent reduced amount in cash), rather than pay the full principal amount of the Notes.

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  Volatility of the Reference Asset.    Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Reference Asset increases or decreases, the trading value of the Notes may be adversely affected.

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  Interest rates.    We expect that the trading value of the Notes will be affected by changes in interest rates. In general, if interest rates increase, the value of the Notes may decrease, and if interest rates decrease, the value of the Notes may increase. Interest rates also may affect the economy and, in turn, the value of the Reference Asset, which would affect the value of the Notes.

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  Our credit ratings, financial condition and results of operations.    Actual or anticipated changes in our current credit ratings, A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the Trading Level of the Reference Asset, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

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  Time remaining to maturity.    A "time premium" results from expectations concerning the value of the Reference Asset during the period prior to the maturity of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes. As the time remaining to maturity decreases, the trading value of the Notes may be less sensitive to the price volatility of the instrument or instruments comprising the Reference Asset.

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  Dividend yield, if any.    The value of the Notes also may be affected by the dividend yields, if any, on the instrument or instruments comprising the Reference Asset. In general, because the payment at maturity does not incorporate the value of dividend payments, higher dividend yields likely will reduce the trading value of the Notes and, conversely, lower dividend yields likely will increase the trading value of the Notes.

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  Events affecting or involving the Reference Asset.    Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level of the Reference Asset, and real or anticipated changes in those factors, also may affect the trading value of the Notes. For example, earnings results of a Reference Asset that is or relates to one or more equity securities, and real or anticipated changes in those conditions or results, may affect the trading value of the Notes. Reference Assets relating to equity securities also may be affected by mergers and acquisitions, which can contribute to volatility of the Reference Asset. As a result of a merger or acquisition involving the Reference Asset, the Reference Asset may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the company or companies previously comprising the Reference Asset.

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  Agent's commission and cost of hedging.    The original issue price of the Notes includes the Agent's commission and the cost of hedging our obligations under the Notes. Such cost includes our affiliates' expected cost of providing such hedge and the profit our affiliate expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which the Agent will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by the Agent as a result of such compensation or other transaction costs.

        We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the Reference Asset.

The Notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment of principal and interest, if any, on the Notes.

        The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes. In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the Notes or to make any funds available for payment of the Notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the Notes, including the payment of principal and any interest. The Notes also will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the Notes and you could lose all or a part of your investment.

Reported Reference Asset levels may be based on non-current information.

        If trading is interrupted in the instrument or instruments comprising the Reference Asset, publicly available information regarding the Reference Asset level may be based on the last reported prices or levels. As a result, publicly available information regarding reported Reference Asset prices or levels may at times be based on non-current information.

The instrument or instruments comprising the Reference Asset may trade around-the-clock; however, if a secondary market develops, the Notes may trade only during regular trading hours in the United States.

        If the market for the instrument or instruments comprising the Reference Asset is a global, around-the-clock market, the hours of trading for the Notes may not conform to the hours during which the instrument or instruments comprising the Reference Asset are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels of the instrument or instruments comprising the Reference Asset that will not be reflected immediately in the price of the Notes. There may not be any systematic reporting of last-sale or similar information for the instrument or instruments comprising the Reference Asset. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the Reference Asset.

The Calculation Agent may postpone the determination of the amount you receive during the term of the Notes or at maturity if a Market Disruption Event occurs on the Calculation Date or on any Interest Determination Date.

        The Calculation Date or any Interest Determination Date may be postponed if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on the Calculation Date or on any Interest Determination Date. If a postponement occurs, the Calculation Agent will use the Closing Price of the Reference Asset on the first succeeding Business Day on which no Market Disruption Event occurs or is continuing for the calculation of the applicable amount. You will not be entitled to compensation from us or the Calculation Agent for any loss suffered as a result of the occurrence of a Market Disruption Event, any resulting delay in payment or any change in the level of the Reference Asset after the originally-scheduled Calculation Date or Interest Determination Date.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an Event of Default.

        If the Calculation Agent determines that an Event of Default has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion.

Because the treatment of the Notes is uncertain, the material U.S. federal income tax consequences of an investment in the Notes are uncertain.

        There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain, as to both the timing and character of any inclusion in income in respect of your Note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a Note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under "Certain U.S. Federal Income Tax Considerations."

The Calculation Agent could be one of our affiliates, which could result in a conflict of interest.

        The Calculation Agent will make certain determinations and judgments in connection with calculating the Final Level, Exchange Ratio and Contingent Protection Level and determining whether a Market Disruption Event has occurred. You should refer to "Description of Notes." Because the Calculation Agent could be our affiliate, conflicts of interest may arise in connection with the Calculation Agent performing its role as Calculation Agent. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Trading and other transactions by us or our affiliates could affect the prices of the Reference Asset, the trading value of the Notes or the amount you may receive at maturity.

        In connection with our normal business practices or in connection with hedging our obligations under the Notes, we and our affiliates may from time to time buy or sell the instrument or instruments comprising a Reference Asset, similar instruments, other securities of an issuer of an instrument comprising a Reference Asset or derivative instruments relating to such an instrument or instruments. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the price of an instrument comprising any Reference Asset in a manner that would decrease the trading value of the Notes prior to maturity or the amount you would receive at maturity. To the extent that we or any of our affiliates have a hedge position in an instrument or instruments comprising the Reference Asset, or in a derivative or synthetic instrument related to such an instrument, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes. This liquidation activity may affect the amount payable at maturity in a manner that would be adverse to your investment in the Notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time.

        In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell any such position in the Notes.

Research reports and other transactions may create conflicts of interest between you and us.

        We or one or more of our affiliates have published, and may in the future publish, research reports relating to the instrument or instruments comprising certain Reference Assets or to the issuers of certain such instruments. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market price of an instrument comprising the Reference Asset and, therefore, the value of the Notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the Notes, you should investigate the Reference Asset and not rely on our views with respect to future movements in the Reference Asset.

        We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the instrument or instruments comprising the Reference Asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

        We and our affiliates, at present or in the future, may engage in business relating to the Sponsor or issuer of any instrument or instruments comprising the Reference Asset, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to such a Sponsor or issuer. In connection with these activities, we may receive information pertinent to the Reference Asset that we will not divulge to you.

We cannot control actions by the Sponsors or issuers of the instrument or instruments comprising the Reference Asset.

        Actions by any Sponsor or issuer of the instrument or instruments comprising the Reference Asset may have an adverse effect on the Trading Level and the Closing Price of the Reference Asset and therefore on the value of the Notes. No Sponsor or issuer will be involved with the administration, marketing or trading of the Notes and no Sponsor or issuer will have any obligations with respect to the amounts to be paid to you on any Interest Payment Date or on the Maturity Date, or to consider your interests as an owner of Notes when it takes any actions that might affect the value of the Notes. No Sponsor or issuer will receive any of the proceeds of any Note offering and no Sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued.

        We will not be affiliated with any Sponsor or issuer of any instrument or instruments comprising the Reference Asset (except for the licensing arrangements, if any, discussed in the applicable pricing supplement), and we have no ability to control or predict their actions, including any errors in information disclosed by them or any discontinuance by them of such disclosure. However, we may currently, or in the future, engage in business with such Sponsors or issuers. Neither we, nor any of our affiliates, including the Agent, assumes any responsibility for the adequacy or accuracy of any publicly available information about the Sponsor or issuer of any instrument or instruments comprising the

Reference Asset, whether such information is contained in the pricing supplement or otherwise. You should make your own investigation into the Reference Asset and the Sponsor or issuer of any instrument or instruments comprising the Reference Asset.

You have no recourse to the Sponsor or issuer of any instrument or instruments comprising the Reference Asset.

        Your investment in the Notes will not give you any rights against any Sponsor or issuer, including any Sponsor or issuer that may determine or publish the level of any instrument or instruments comprising the Reference Asset. The Notes are not sponsored, endorsed, sold or promoted by the Sponsor or issuer of any instrument or instruments comprising the Reference Asset.

Changes in methodology of the Sponsor or issuer of certain Reference Assets or changes in laws or regulations, may affect the value of and payment, if any, on the Notes prior to maturity and the amount you receive at maturity.

        The Sponsor or issuer of certain Reference Assets may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the market prices of the instrument or instruments comprising the Reference Asset. Any such change which causes a decrease in such market prices could adversely affect the level the Reference Asset and the value of the Notes.

        In addition, prices of a Reference Asset could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any Reference Asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the level of the Reference Asset and, correspondingly, could adversely affect the value of the Notes.

The Sponsor may change the instruments comprising Reference Assets that are indices in a way that adversely affects the Reference Asset level and consequently the value of the Notes.

        The Sponsor of Reference Assets that are indices can add, delete or substitute the instruments comprising the Reference Asset or make other methodological changes that could adversely change the level of the Reference Asset and the value of the Notes. You should realize that changes in the instrument or instruments comprising the Reference Asset may affect the Reference Asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces.

Any discontinuance or suspension of calculation or publication of the Closing Prices of the instrument or instruments comprising the Reference Asset may adversely affect the trading value of the Notes and the amount you will receive at maturity.

        If the calculation or publication of the Closing Prices of the instrument or instruments comprising the Reference Asset is discontinued or suspended, it may become difficult to determine the trading value of the Notes or, if such discontinuance or suspension is continuing on the Calculation Date, the amount you will receive at maturity.

Risks relating to Reference Assets comprised of an instrument or instruments traded in an international market.

        The prices and performance of instruments or securities traded in international markets may be affected by political, economic, financial and social factors in the relevant international market. In addition, recent or future changes in that country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets. Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

Time differences between the domestic and international markets and New York City may create discrepancies in the trading level of the Notes if the Reference Assets are comprised of instruments that primarily trade on international markets.

        In the event that the instrument or instruments comprising a Reference Asset trade primarily on an international market, time differences between the domestic and international markets (e.g., Tokyo is currently 13 hours ahead of New York City) may result in discrepancies between the level of the instrument or instruments comprising the Reference Asset and the trading value of the Notes. To the extent that U.S. markets are closed while markets for the instrument or instruments comprising the Reference Asset remain open, significant price or rate movements may take place in the instrument or instruments comprising the Reference Asset that will not be reflected immediately in the value of the Notes. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the level of the Reference Asset to remain unchanged for multiple Trading Days in New York City.

ADDITIONAL RISKS RELATING TO NOTES WITH AN EQUITY SECURITY OR EQUITY INDEX AS THE REFERENCE ASSET.

Equity market risks may affect the trading value of the Notes and the amount you will receive at maturity.

        If the Reference Asset is an equity security or an equity index, we expect that the Reference Asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s), the value of common stocks generally and other factors. The financial condition of the issuer(s) of the Reference Asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Reference Asset and thus in the value of the Notes. Common stocks are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the security or securities comprising a Reference Asset change. Investor perceptions regarding the issuer of a security comprising a Reference Asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The value of the Reference Asset may be expected to fluctuate until the Maturity Date.

You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the Reference Asset.

        Investing in the Notes will not make you a holder of the security or securities comprising the Reference Asset. Neither you nor any other holder or owner of the Notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any property or securities of the issuer or issuers of the security or securities comprising the Reference Asset.

The Notes may be affected by certain corporate events and you will have limited antidilution protection.

        Following certain corporate events relating to the underlying Reference Asset, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor's common stock. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific corporate events that can lead to these adjustments in the section "Antidilution Adjustments for Equity Securities." The Calculation Agent for the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the Reference Asset, Contingent Protection Percentage, Contingent Protection Level and Exchange Ratio for certain events affecting the Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the Reference Asset. If an event occurs that is perceived by the market to dilute the Reference Asset but that does not require the Calculation Agent to adjust the amount of the Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected. You should refer to "Description of Notes—Calculation Agent and Calculations" in this prospectus supplement for a description of the items that the Calculation Agent is responsible for determining.

Payments at maturity will not reflect dividends on the Reference Asset.

        Payments at maturity do not reflect the payment of dividends on the security or securities comprising the Reference Asset. Therefore, the yield derived from an investment in the Notes will not be the same as if you had purchased the security or securities comprising the Reference Asset and held it or them for a similar period.

We obtained the information about the Sponsor or issuers of the Reference Asset from public filings.

        We have derived all information in the applicable pricing supplement about the Sponsor or issuers of the security or securities comprising the Reference Asset from publicly available documents. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any "due diligence" investigation or any inquiry with respect to the Sponsor or issuers of the security or securities comprising the Reference Asset in connection with the offering of the Notes. We do not make any representation that any publicly available document or any other publicly available information about the Sponsor or issuers of the security or securities comprising the Reference Asset is accurate or complete. Furthermore, we do not know whether all events occurring before the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the Trading Level of the Reference Asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Sponsor or issuers of the security or securities comprising the Reference Asset could affect the value you will receive at maturity and, therefore, the market value of the Notes.

Your return may be affected by factors affecting international securities markets.

        The Reference Asset may be a security or securities issued by international companies (or an index relating to such securities) and may be denominated in a foreign currency. Investors should be aware that investments in Reference Assets linked to the value of international securities (or an index relating to such securities) might involve particular risks. The international securities comprising or relating to a Reference Asset may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with international securities may include, but are not necessarily limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

        These factors may adversely affect the performance of the Reference Asset and, as a result, the trading value of the Notes and the amount you will receive at maturity.

ADDITIONAL RISKS RELATING TO NOTES WHICH PAY A FLOATING RATE OF INTEREST.

You may receive a lesser amount of interest in the future.

        Because the interest rate on a floating rate Note will not be fixed, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility also could be characteristic of the future.

The Notes will be subject to a maximum interest rate, which will limit your return.

        If the Notes you purchase earn a floating rate of interest, the Notes will be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to Notes with principal amounts of more than $2,500,000.

ADDITIONAL RISKS RELATING TO NOTES WITH A REFERENCE ASSET THAT IS A COMMODITY OR CURRENCY OR AN INDEX RELATING THERETO.

Prices of commodities are highly volatile.

        Commodities prices are highly volatile and are affected by numerous factors in addition to economic activity. These include political events, weather, labor activity, direct government intervention, such as embargos, and supply disruptions in major producing or consuming regions. Such events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate.

Suspensions or disruptions of market trading in the commodity markets and related futures may adversely affect the amount you will receive at maturity and/or the market value of the Notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. In addition, U.S. futures exchanges and some international futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

You may not have any rights to receive the Reference Asset.

        Investing in the Notes will not make you a holder of any commodity, currency or futures contract relating to a Reference Asset. Unless the Reference Asset is an equity security, the Notes will be paid in U.S. dollars, and you will have no right to receive delivery of any commodity, currency or futures contract relating to a Reference Asset.

Lack of regulation.

        The net proceeds to be received by us from the sale of Notes relating to one or more commodities (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the Notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the Notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the "CFTC"). We are not registered with the CFTC as a "futures commission merchant" ("FCM") and you will not benefit from the CFTC's or any other non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM. Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a "commodity pool operator" ("CPO"), or qualify for an exemption from the registration requirement. Because the Notes will not be interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC's or any non-U.S. regulatory authority's regulatory protections afforded to persons who invest in regulated commodity pools.

Risks relating to trading of the instrument or instruments comprising a Reference Asset on international futures exchanges.

        Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a Trading Day or over a period of Trading Days.

Changes in foreign exchange rates and foreign exchange controls could result in a substantial loss to you.

        An investment in Notes that are denominated in a specified currency other than U.S. dollars, or that have principal and/or any interest payments indexed to a specified currency, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or international governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility also could occur in the future. If a Note is non-U.S. dollar denominated, depreciation of the specified currency against the U.S. dollar could result in a decrease in the effective yield of the Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated Note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular Note would not be available to make payments when due. In that event, we will repay such Note in U.S. dollars on the basis of the most recently available exchange rate.

If the Reference Asset is comprised of one or more foreign currencies (or an index thereon), the Notes relating thereto may be subject to foreign exchange risk.

        The price relationship between two different currencies (e.g., the U.S. dollar and the Japanese yen) may be highly volatile and varies based on a number of interrelated factors, including the supply and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets.

The liquidity, trading value and amount you receive at maturity could be affected by the actions of the relevant sovereign governments.

        Exchange rates of most economically developed nations are "floating," meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including those of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes relating to one or more foreign currencies is that their liquidity, their trading value and the amount you will receive at maturity could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. There will be no adjustment or change in the terms of such Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of any other development affecting the relevant currencies.

The unavailability of foreign currencies could result in a substantial loss to you.

        Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated Notes will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert such specified currencies into U.S. dollars on a timely basis or at all. Unless otherwise specified in the applicable pricing supplement, Notes denominated in a specified currency other than U.S. dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular Notes are denominated.

ADDITIONAL RISKS RELATING TO CERTAIN NOTES WITH MORE THAN ONE REFERENCE ASSET.

The Reference Asset may not be a recognized market index and may not accurately reflect global market performance.

        The Reference Asset may not be a recognized market index and may be created solely for purposes of the offering of the Notes and calculated solely during the term of the Notes. In such an instance, the level of the Reference Asset and, therefore, its performance will not be published as a separate index during the term of the Notes.

Risks associated with the Reference Asset may adversely affect the market price of the Notes.

        Because the Notes may be linked to changes in the values of a limited number of instruments, the Reference Assets may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. An investment in such Notes may carry risks similar to a concentrated investment in a limited number of industries or sectors.

The instruments comprising the Reference Asset may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

        Price movements in the instruments comprising the Reference Assets may not move in tandem with each other. At a time when the price of one or more of such instruments increases, the price of one or more of the other such instruments may decline. Therefore, increases in the value of one or more of the instruments comprising the Reference Asset may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other instruments comprising the Reference Asset.

The Reference Asset may be highly concentrated in one or more industries or economic sectors.

        The Notes are subject to the downside risk of an investment in the Reference Asset, which may be highly concentrated in securities or other instruments representing a particular economic sector. These include the risks that the price level of other assets in these sectors or the prices of securities or other instruments comprising the Reference Asset may decline, thereby adversely affecting the value of the Notes. If the Reference Asset is concentrated in an industry or group of industries or a particular economic sector, the Notes also will be concentrated in that industry or group of industries or economic sector.

        Please note, this prospectus supplement, the attached prospectus and the applicable pricing supplement do not describe all the risks of an investment in Notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in Notes.

PRICING SUPPLEMENT

        The pricing supplement for each offering of Notes will contain the specific information and terms for that offering. The pricing supplement also may add, update or change information contained in this prospectus supplement and the accompanying prospectus. If any information in the pricing supplement is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. We also may prepare free writing prospectuses that describe particular issuances of Notes. Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

        Terms Specified in Pricing Supplement.    A pricing supplement will specify the following terms of any issuance of Notes to the extent applicable:

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  the initial public offering price if other than 100%,

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  Reference Asset,

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  aggregate principal amount,

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  Pricing Date,

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  Original Issue Date,

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  Calculation Date,

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  Maturity Date and any terms related to any extension of the Maturity Date not otherwise set forth in this prospectus supplement,

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  Agent's discount,

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  coupon rate,

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  Interest Payment Dates,

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  Initial Level,

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  Closing Price,

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  Contingent Protection Percentage,

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  Conversion Level,

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  Contingent Protection Level,

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  Conversion Price,

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  Payment at maturity,

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  Exchange Ratio,

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  Fractional Share Cash Amount,

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  CUSIP,

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  the currency in which the Notes will be denominated and currency in which the interest will be payable if not U.S. dollars,

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  and any other applicable terms.

DESCRIPTION OF NOTES

        You should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of Notes and may supplement, modify or replace any of the information in this section and in "Description of Debt Securities" in the accompanying prospectus. Please note that the information about the price to the public and net proceeds to us on the front cover of the applicable pricing supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Denominations

        The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent); provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Economic Area shall be $100,000.

No Principal Protection

        The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

        You will receive 100% of your principal at maturity if, either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

        However, the Notes will not be principal protected if both of the following are true: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Payment at Maturity

        We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

        However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset. In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

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  If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

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  If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

        We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the Reference Asset (and cash in respect of coupon and any fractional shares of the Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

No Fractional Shares

        Following the delivery of the Notes to the Trustee on the Maturity Date, if our payment is to be made in an amount of the Reference Asset, we will deliver the amount of the Reference Asset due with respect to all of such Notes, except that we will pay you an amount in cash, in lieu of delivering any fractional amount of the Reference Asset, equal to $1,000 minus the product of (x) the Exchange Ratio and (y) the Initial Level.

Exchange Ratio

        If the Reference Asset is an equity security, we will deliver to you, at maturity, a number of shares of the Reference Asset equal to the Exchange Ratio. The Exchange Ratio and the Initial Level will be adjusted for certain events relating to the Reference Asset.

Initial Public Offering Price

        The Notes may have a 1.00% discount for investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering. The investor would be entitled to purchase each Note of that particular offering for 99.00% of the principal amount.

Interest and Coupon

        Type of Interest, Accrual Features and Payment.    The interest rate on the Notes, if any, will be either fixed or floating, as designated by the applicable pricing supplement. No interest may be payable with respect to certain Notes. The interest rate on a Note, if any, may be calculated by reference to a specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread will be the number of basis points specified in the applicable pricing supplement and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any formula or rates, including LIBOR. In addition to identifying any spread, the applicable pricing supplement also will indicate any applicable maximum or minimum interest rate limitations. Interest will be paid on the Interest Payment Dates specified in the applicable pricing supplement and on the Maturity Date.

        The interest paid, if any, will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date. Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date immediately preceding the relevant Interest Payment Date. However, interest payable on the Maturity Date will be payable to the person to whom principal is payable. The first interest payment on any Note issued between a

Record Date and an Interest Payment Date will be made on the Interest Payment Date occurring immediately after the next Record Date. The total amount of any interest and any principal due on any Interest Payment Date or on the Maturity Date will be made available to the Trustee on such Interest Payment Date or Maturity Date, as the case may be. As soon as possible thereafter, the Trustee will make such payments to the depository.

        Interest will be computed using a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or Maturity Date is not a Business Day, the related payment of principal or interest will be made on the next Business Day; and the interest accruing for the period from and after that Interest Payment Date to such next Business Day, if any, shall be paid on the next succeeding Interest Payment Date, if any. However, for Notes which pay LIBOR, if such next Business Day is in the next calendar month, principal or interest, if any, will be paid on the Business Day immediately preceding the Interest Payment Date or Maturity Date, provided that such immediately preceding Business Day is also a London Banking Day. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

        Date Floating Interest Rate Changes.    After the first Interest Reset Date, the interest rate on a floating rate Note will be the rate determined on the next Interest Determination Date. Each time a new interest rate is determined, the new rate will become effective on the next Interest Reset Date. The interest rate for Notes with daily Interest Reset Dates may be changed until the Business Day immediately preceding the Maturity Date.

        How Interest Is Calculated.    Accrued interest from the Original Issue Date or from the last Interest Payment Date will be calculated by multiplying the face amount of the Notes by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last Interest Payment Date, to the date for which accrued interest is being calculated. In the case of Notes which pay LIBOR, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day will be computed by dividing the interest rate applicable to that day by 360.

        All percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or .0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        Unless otherwise specified in the applicable pricing supplement, the Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day, or (b) the Business Day before the applicable Interest Payment Date or Maturity Date. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date.

        Legal Maximum Interest Rate.    In addition to any maximum interest rate for any Note, the interest rate on the Notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to Notes with principal amounts of more than $2,500,000.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

        Notes May Accrue Interest at an Inverse Floating Rate.    The interest rate on Notes may be equal to a fixed or floating rate of interest minus an interest rate determined based on a rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier. In such event, the interest rate paid on the Notes will vary inversely with changes in the interest rate specified in the applicable pricing supplement.

Manner of Payment and Delivery

        Any payment or delivery on the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the Trustee in New York City, but only when the Notes are surrendered to the Trustee at that office. We also may make any payment or delivery in accordance with the procedures of the applicable depositary. We may make any delivery of the Reference Asset or distribution property ourselves or cause our Agent to do so on our behalf.

Reopened Issues

        Under certain limited circumstances, and at our sole discretion, we may "reopen" certain issuances of Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding Notes of this series, plus the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to the Agents, and (ii) any future issuances of Notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of such offering.

        We will treat any additional offerings of Notes as part of the same issue as the Notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of Notes as having the same issue date, the same issue price and, with respect to Holders, the same adjusted issue price as the Notes. Consequently, the "issue price" of any additional offering of Notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the Notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we offer further issuances of the Notes, we will disclose the treatment of any relevant accrued interest.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the Notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement. If no redemption date is indicated with respect to a Note, the Note will not be redeemable before it matures.

        At any time, we may buy the Notes at any price in the open market or otherwise. Any Notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Calculation Agent and Calculations

        The Calculation Agent will make all determinations regarding the value of the Notes at maturity, the Closing Price of the Reference Asset, antidilution adjustments, whether the Trading Level has ever equaled or fallen below the Contingent Protection Level, the payment at maturity, Market Disruption Events, Business Days, the default amount (only in the case of a Market Disruption Event) and the amount payable in respect of your Notes, and any other calculations or determinations to be made by the Calculation Agent, as specified herein or in the applicable pricing supplement. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent.

SPONSORS OR ISSUERS AND REFERENCE ASSET

        The Notes have not been passed on by the Sponsor or issuer of the instrument or instruments underlying the Reference Asset as to their legality or suitability. The Notes are not issued by and are not financial or legal obligations of the Sponsor or issuer of the instrument or instruments underlying the Reference Asset. The Sponsor or issuer of the instrument or instruments underlying the Reference Asset makes no warranties and bears no liabilities with respect to the Notes. This prospectus supplement relates only to the Notes offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

        If the Reference Asset is one or more U.S. equity securities, note that companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Reference Asset can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding such a company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

        We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the issuer of the Reference Asset with the SEC. In connection with any issuance of Notes under this prospectus supplement, neither we nor the Agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Sponsor or issuer of the Reference Asset. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Sponsor or issuer of the Reference Asset is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the Trading Level of the Reference Asset (and therefore the price of such Reference Asset at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Sponsor or issuer of the Reference Asset could affect the value received at maturity with respect to the Notes and therefore the Trading Level of the Notes.

ANTIDILUTION ADJUSTMENTS FOR EQUITY SECURITIES

General

        If the Reference Asset is one or more equity securities, the Trading Level of the Reference Asset between the Original Issue Date and the Calculation Date, inclusive, will determine whether holders receive cash or shares of the Reference Asset at maturity of the Notes. If both (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset, the amount payable at maturity of the Notes will be reduced by the percentage decrease in the Reference Asset. In such event, the amount payable at maturity of the Notes will be based on the Final Level of the Reference Asset on the Calculation Date and the Exchange Ratio. The Exchange Ratio will be the same as the initial Exchange Ratio unless the Calculation Agent adjusts the Exchange Ratio as described below. The Calculation Agent will adjust the Initial Level, Contingent Protection Level, Contingent Protection Level or the Exchange Ratio or all of them, if an event described below occurs and the Calculation Agent determines that such event has a diluting or concentrative effect on the theoretical value of the Reference Asset.

        The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under "Risk Factors—You Have Limited Antidilution Protection."

How Adjustments Will Be Made

        Below you will find examples of how certain corporate actions and other events may lead to adjustments to the Exchange Ratio. In each case where the Exchange Ratio changes, the Initial Level, Contingent Protection Level and Contingent Protection Level generally will also change.

        For example, if an adjustment is required because of a two-for-one stock split, then the Exchange Ratio for the Notes will be adjusted to double the Prior Exchange Ratio; and, as a result, the Initial Level, Contingent Protection Percentage and Contingent Protection Level will be reduced proportionately. The Calculation Agent also will determine the effective date of that adjustment. Upon making any such adjustment, the Calculation Agent will give notice as soon as practicable to the Trustee, stating the adjustment to the Initial Level, Contingent Protection Percentage, Contingent Protection Level, Exchange Ratio or all of them.

        If more than one event requiring adjustment occurs, the Calculation Agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Level, Contingent Protection Percentage, Contingent Protection Level, the Exchange Ratio or all of them for the first event, the Calculation Agent will adjust the Initial Level, Contingent Protection Percentage, Contingent Protection Level, the Exchange Ratio or all of them for the second event, applying the required adjustment to the Initial Level, Contingent Protection Percentage, Contingent Protection Level and Exchange Ratio as already adjusted for the first event, and so on for any subsequent events.

        For any dilution event described below, the Calculation Agent will not have to adjust the Initial Level, Contingent Protection Percentage, Contingent Protection Level or the Exchange Ratio unless the adjustment would result in a change of at least 0.10% in the Initial Level, Contingent Protection Percentage, Contingent Protection Level or Exchange Ratio that would apply without the adjustment. The Initial Level, Contingent Protection Percentage, Contingent Protection Level and the Exchange Ratio resulting from any adjustment will be rounded up or down, as appropriate, to, in the case of the Initial Level and Contingent Protection Level, the nearest cent, and, in the case of the Contingent Protection Percentage and the Exchange Ratio, the nearest thousandth, with one-half cent and five hundred-thousandths, respectively, being rounded upward.

        If an event requiring antidilution adjustment occurs, the Calculation Agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes, which results solely from that event. The Calculation Agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

        The Calculation Agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the Calculation Agent. The Calculation Agent will provide information about any adjustments it makes upon your written request.

Events Necessitating Adjustment

        The following events are those that may require an antidilution adjustment:

  •
  a subdivision, consolidation or reclassification of the Reference Asset or a free distribution or dividend of any Reference Asset to existing holders of the Reference Asset by way of bonus, capitalization or similar issue;

  •
  a distribution or dividend to existing holders of the Reference Asset of:

  •
  the Reference Asset,

  •
  other share capital or securities granting the right to payment of dividends equally or proportionately with such payments to holders of the Reference Asset, or

  •
  any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the Calculation Agent;

  •
  the declaration by the issuer of the Reference Asset of an extraordinary or special dividend or other distribution whether in cash or Reference Asset or other assets;

  •
  a repurchase by the issuer of the Reference Asset of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  •
  any other similar event that may have a diluting or concentrative effect on the theoretical value of the Reference Asset; or

  •
  a consolidation of the issuer of the Reference Asset with another company or merger of the issuer of the Reference Asset with another company.

        Stock Splits.    A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share is worth less as a result of a stock split.

        If the Reference Asset is subject to a stock split, then the Calculation Agent will adjust the Exchange Ratio to equal the sum of the Exchange Ratio before that adjustment (the "Prior Exchange Ratio") plus the product of (1) the number of new shares issued in the stock split with respect to one share of the Reference Asset and (2) the prior Exchange Ratio. The Initial Level, Contingent Protection Percentage and Contingent Protection Level also will be adjusted as discussed above.

        Reverse Stock Splits.    A reverse stock split is a decrease in the number of outstanding shares of stock of the issuer of the Reference Asset without any change in its stockholders' equity. Each outstanding share is worth more as a result of a reverse stock split.

        If the Reference Asset is subject to a reverse stock split, then the Calculation Agent will adjust the Exchange Ratio to equal the product of the Prior Exchange Ratio and the quotient of (1) the number of shares of the Reference Asset outstanding immediately after the reverse stock split becomes effective and (2) the number of shares of the Reference Asset outstanding immediately before the reverse stock split becomes effective. The Initial Level, Contingent Protection Percentage and Contingent Protection Level also will be adjusted as discussed above.

        Stock Dividends.    In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

        If the Reference Asset is subject to a stock dividend payable in the Reference Asset, then the Calculation Agent will adjust the Exchange Ratio to equal the sum of the Prior Exchange Ratio plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the Reference Asset and (2) the Prior Exchange Ratio. The Initial Level, Contingent Protection Percentage and Contingent Protection Level will also be adjusted as discussed above.

Other Dividends and Distributions

        The Exchange Ratio will not be adjusted to reflect dividends or other distributions paid with respect to the Reference Asset, other than:

  •
  stock dividends as described above,

  •
  issuances of transferable rights and warrants with respect to the Reference Asset as described below in "—Transferable Rights and Warrants," and

  •
  extraordinary dividends as described below.

        A dividend or other distribution with respect to the Reference Asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the Reference Asset by an amount equal to at least 10% of the Closing Price of the Reference Asset on the Business Day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the Reference Asset trades without the right to receive that dividend or distribution.

        If an extraordinary dividend occurs, the Calculation Agent will adjust the Exchange Ratio to equal the product of (1) the Prior Exchange Ratio and (2) a fraction, the numerator of which is the Closing Price of the Reference Asset on the Business Day before the ex-dividend date and the denominator of which is the amount by which that Closing Price exceeds the extraordinary dividend amount. The Initial Level, Contingent Protection Percentage and Contingent Protection Level also will be adjusted as discussed above.

        The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

  •
  for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Asset minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Asset, or

  •
  for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

        To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent in its sole discretion. A distribution on the Reference Asset that is a dividend payable in Reference Asset that is also an extraordinary dividend, or an issuance of rights or warrants with respect to the Reference Asset that is also an extraordinary dividend will result in an adjustment to the Exchange Ratio only as described in "—Other Dividends and Distributions" above, "—Transferable Rights and Warrants" below, as the case may be, and not as described here.

Transferable Rights and Warrants

        If the issuer of the Reference Asset issues transferable rights or warrants to all holders of the Reference Asset to subscribe for or purchase the Reference Asset at an exercise price per share that is less than the Closing Price of the Reference Asset on the Business Day before the ex-dividend date for issuance, then the Exchange Ratio will be adjusted by multiplying the Prior Exchange Ratio by the following fraction:

  •
  the numerator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset offered for subscription or purchase under those transferable rights or warrants, and

  •
  the denominator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of the Reference Asset offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the Closing Price on the Business Day before that ex-dividend date.

        The Initial Level and Contingent Protection Level also will be adjusted as discussed above.

Reorganization Events

        Each of the following is a reorganization event:

  •
  the Reference Asset is reclassified or changed;

  •
  the issuer of the Reference Asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the Reference Asset are exchanged for or converted into other property;

  •
  a statutory share exchange involving outstanding shares of the Reference Asset and the securities of another entity occurs, other than as part of an event described above;

  •
  the issuer of the Reference Asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

  •
  the issuer of the Reference Asset effects a spin-off—that is, issues to all holders of shares of the Reference Asset equity securities of another issuer, other than as part of an event described above; or

  •
  the issuer of the Reference Asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all outstanding shares of the Reference Asset.

        Adjustments for Reorganization Events.    If a reorganization event occurs with respect to the Reference Asset, then the Calculation Agent will adjust the Initial Level, the Exchange Ratio, the Contingent Protection Percentage and the Contingent Protection Level by adjusting the amount and type of property or properties—whether cash, securities, other property or a combination—that a prior holder of an amount of Reference Asset equal to the Exchange Ratio would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

        For the purpose of making an adjustment required by a reorganization event, the Calculation Agent, in its sole discretion, will determine the value of each type of distribution property. For any distribution property consisting of a security, the Calculation Agent will use the Closing Price of the security on the relevant exchange notice date for the exchange. The Calculation Agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent in its sole discretion.

        If a reorganization event occurs and the Calculation Agent adjusts the Exchange Ratio to consist of the distribution property in the reorganization event as described above, the Calculation Agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new Exchange Ratio. The Calculation Agent will do so to the same extent that it would make adjustments if the Reference Asset were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the Exchange Ratio, the required adjustment will be made with respect to that component, as if it alone were the Exchange Ratio.

        For example, if the issuer of the Reference Asset merges into another company and each share of stock of the Reference Asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the Exchange Ratio will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The Calculation Agent will adjust the common share component of the new stock redemption amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in the section entitled "Antidilution Adjustments for Equity Securities," as if the common shares were the Reference Asset. In that event, the cash component will not be adjusted but will continue to be a component of the Exchange Ratio (with no interest adjustment). Consequently, the final Note value will include the final value of the two shares of the surviving company and the cash.

        In this prospectus supplement, references to the Calculation Agent adjusting the Exchange Ratio in respect of a dilution event mean that the Calculation Agent will adjust the Exchange Ratio in the manner described in this subsection if the dilution event is a reorganization event. If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Asset as described above. Consequently, in this prospectus supplement, references to the Reference Asset mean any distribution property that is distributed in a reorganization event and comprises the adjusted Exchange Ratio. Similarly, references to the issuer of the Reference Asset mean any successor entity in a reorganization event.

USE OF PROCEEDS AND HEDGING

        The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's commissions (as disclosed in the applicable pricing supplement) paid with respect to the Notes and the cost of hedging our obligations thereunder. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

        On or prior to the Pricing Date, we, through our affiliates or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the instrument or instruments comprising the Reference Asset, in option or futures contracts relating to such instrument or instruments listed on major securities or futures markets, in other types of derivative instruments relating to such instrument or instruments, or in any other available securities, commodities or instruments that we may wish to use in connection with such hedging. Such purchase activity could increase the Initial Level of the Reference Asset, and, accordingly, the level at which the Reference Asset must close to surpass the Initial Level. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Notes, by purchasing and selling the instrument or instruments comprising the Reference Asset, options or futures contracts relating to such instrument or instruments listed on major securities or futures markets, in other types of derivative instruments relating to such instrument or instruments or positions in any other available securities, commodities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of the instrument or instruments comprising the Reference Asset and, therefore, adversely affect the value of the Notes or the payment that you will receive at maturity or upon any acceleration of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is:

  •
  an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as defined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a Note that is:

  •
  a nonresident alien individual for U.S. federal income tax purposes;

  •
  a foreign corporation for U.S. federal income tax purposes;

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis; or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons (as defined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions;

insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or "passive foreign investment companies" for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

        Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

  Tax Treatment of U.S. Holders

  General.

        There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated for federal income tax purposes as a put option written by you (the "Put Option") that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest and/or original issue discount (as described below) on the Deposit (which should generally equal the principal amount of the Note), or (2) "cash settle" the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest and/or original issue discount on the Deposit) and the amount of cash received by you on the Note at maturity), and a deposit with us of cash in an amount equal to the "issue price" (as described below) of your Notes (the "Deposit") to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach., and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Except as otherwise provided in "—Alternative Characterizations and Treatments," the balance of this summary assumes that the Notes are so treated.

        A portion of any stated interest payment and discount on a Note should be treated as put premium paid to us in respect of the Put Option (the "Put Premium") and the remainder as interest and/or original issue discount on the Deposit. The pricing supplement will indicate the portion of the stated interest and any discount that we intend to allocate to the Put Premium on the Put Option and the portion that we intend to allocate to interest and/or original issue discount on the Deposit. By purchasing the Notes you agree to this treatment of the stated interest and discount, if any.

  Tax Treatment of Put Premium on the Put Option.

        The Put Premium should not be taxable to a U.S. Holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the Notes), the U.S. Holder should recognize the total Put Premium received as short-term capital gain at such time.

        If we exercise the Put Option and sell the Reference Assets to a U.S. Holder, the U.S. Holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below) in respect of the Put Option. In this event, the U.S. Holder should have an adjusted tax basis in all Reference Assets received (including for this purpose any fractional shares) equal to the Deposit (plus any accrued and unpaid interest and/or original issue discount on the Deposit) less the total Put Premium received. The U.S. Holder's holding period for any Reference Assets received should start on the day after the delivery of the Reference Assets. The U.S. Holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. Holder's basis in the fractional shares, which is equal to the U.S. Holder's basis in all of the Reference Assets (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the Reference Assets (including fractional shares).

        U.S. Holders should consult the offering documents for the Reference Assets for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Assets.

        If we elect to cash settle the Put Option, a U.S. Holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received on the Note less (ii) the Deposit (plus any accrued and unpaid interest and/or original issue discount on the Deposit), less the total Put Premium received.

        Upon the exercise or cash settlement of a Put Option, a U.S. Holder should generally recognize gain or loss on the Deposit equal to (i) the Deposit (plus any accrued and unpaid original issue discount on the Deposit) less (ii) the U.S. Holder's adjusted tax basis in the Deposit. See "—Sale or Exchange of the Notes" below regarding the gain or loss recognized on the Deposit.

  Tax Treatment of the Deposit on Notes with a Term of One Year of Less

        If a Note has a term of one year or less, we intend to treat the Deposit as a short-term obligation for federal income tax purposes. U.S. Holders that report income for federal income tax purposes on the accrual method and certain other U.S. Holders will be required to include in income original issue discount as it accrues on a Deposit that is a short-term obligation, unless the U.S. Holder elects to accrue acquisition discount in lieu of original issue discount, as described below. The aggregate original issue discount that will be required to be accrued will be equal to the difference between all payments on the Deposit over its issue price, reduced to the extent that the U.S. Holder purchases a Note for more than its issue price. The issue price of a Deposit generally is the first price at which a substantial amount of the Notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for money. The applicable pricing supplement will either provide the issue price or the name or title and address or telephone number of our representative, who will provide the issue price. If a U.S. Holder elects to accrue acquisition discount in lieu of original issue discount, the aggregate amount of acquisition discount that will be required to be accrued will be equal to the difference between all payments under the Deposit over the U.S. Holder's purchase price of the Note. Original issue discount and acquisition discount on a Deposit that is a short-term obligation are accrued on a straight-line basis, unless an irrevocable election is made with respect to the Deposit to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

        In general, an individual or other cash method U.S. Holder of a Deposit that is a short-term obligation is not required to accrue and report original issue discount or acquisition discount on the Deposit, unless the U.S. Holder elects to do so. If the U.S. Holder does not elect to include original issue discount or acquisition discount in income as it accrues, the U.S. Holder generally will be taxable on interest payments on the Deposit in the taxable year they are received. An election by a cash basis

U.S. Holder to report original issue discount currently on a Deposit, as well as the election to accrue acquisition discount instead of original issue discount with respect to a Deposit, applies to all short-term obligations acquired by the U.S. Holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the Internal Revenue Service ("IRS") consents to a revocation. In the case of a U.S. Holder that is not required (and does not elect) to include original issue discount or acquisition discount in income as it accrues, any gain realized on the sale, exchange or other taxable disposition of a Deposit that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. Holder elects to use a constant yield basis) on the Deposit, until the original issue discount is recognized.

        Accrual method and other U.S. Holders that are required to report original issue discount (or acquisition discount) on short-term obligations, and cash method U.S. Holders that elect to include original issue discount (or acquisition discount) on short-term obligations in income should generally treat periodic interest payments as nontaxable payments of accrued original issue discount (or acquisition discount) to the extent of the accrual, then as a return of principal.

  Tax Treatment of the Deposit on Notes with a Term of More Than a Year.

        This section describes certain federal income tax consequences of the Deposit with respect to Notes with a term of more than a year.

        Interest.    Unless otherwise indicated in the pricing supplement, the portion of the stated interest payable on a Note that is treated as interest on the Deposit will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's normal method of accounting for federal income tax purposes.

        Original Issue Discount.    The following is a summary of the principal U.S. federal income tax consequences of the ownership of Deposits having original issue discount. The applicable pricing supplement will indicate if the Deposit is issued with original issue discount.

        A Deposit will have original issue discount for U.S. federal income tax purposes if its issue price is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below. The issue price of a Note generally is the first price at which a substantial amount of the Notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for money. The applicable pricing supplement will either provide the issue price or the name or title and address or telephone number of our representative, who will provide the issue price. The "stated redemption price at maturity" of a Deposit generally is the total amount of all payments provided by the Deposit other than "qualified stated interest" payments. Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a U.S. Holder when accrued or received in accordance with the U.S. Holder's normal method of tax accounting.

        Deposits having "de minimis" original issue discount will generally be treated as not having original issue discount. A Deposit will be considered to have de minimis original issue discount if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity.

        U.S. Holders of Deposits having original issue discount will be required to include original issue discount in gross income for U.S. federal income tax purposes as it accrues (regardless of the U.S. Holders' method of accounting), which may be in advance of receipt of the cash attributable to such income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. Holders of Deposits having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        The annual amount of original issue discount includible in income by the initial U.S. Holder of a Deposit having original issue discount will equal the sum of the "daily portions" of the original issue discount with respect to the Deposit for each day on which the U.S. Holder held the Deposit during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an "accrual period" the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured, and which may vary in length over the term of the Deposit provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of original issue discount allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the Deposit at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a Deposit at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. Holder, reduced by the amount of any payment other than a payment of qualified stated interest previously made on the Deposit. The yield to maturity of a Deposit is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

        Variable Rate Debt Instruments.    The applicable pricing supplement will indicate whether a Deposit is a "variable rate debt instrument" that is issued with original issue discount.

        If a Deposit is a variable rate debt instrument that is issued with original issue discount, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any original issue discount. If the Deposit bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate (any such rate, a "qualifying variable rate"), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the Deposit bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the Deposit. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the Deposit bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the

Note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the Deposit. However, if the qualifying variable rate includes a fixed rate, the Deposit is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the Note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Market Discount and Acquisition Premium.    If a U.S. Holder is treated as purchasing a Deposit that is not a contingent payment debt instrument or a short-term obligation for an amount that is less than its stated redemption price at maturity (as described above) or, in the case of a Deposit having original issue discount, less than its revised issue price (which is the sum of the issue price of the Deposit and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. Holder may purchase a Note at original issuance for an amount that is different than the issue price of the Deposit.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 1/4 of 1 percent of the stated redemption price at maturity of the Deposit and the number of complete years to maturity (or weighted average maturity in the case of a Deposit paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Deposit as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the Deposit is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. Holder as if the U.S. Holder had sold the Deposit at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note.

        Market discount on a Deposit is accrued on a straight-line basis, unless the U.S. Holder elects to accrue it under the constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the Deposit in the hands of the U.S. Holder will be increased by the market discount thereon as it is included in income.

        A U.S. Holder that is treated as purchasing a Deposit having original issue discount, other than a contingent payment debt instrument or short-term obligation, for an amount exceeding its "adjusted issue price" (which is described above under "—Original Issue Discount") will be treated as having purchased the Deposit with acquisition premium. The amount of original issue discount that the U.S. Holder must include in gross income with respect to such Deposit will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the Deposit's acquisition and ending on the stated maturity date.

  Foreign Currency Notes.

        The pricing supplement will describe the U.S. federal income tax consequences to U.S. Holders of the purchase, beneficial ownership, and disposition of a Note denominated in a foreign currency or a Note the payments on which are determined by reference to a foreign currency.

  Sale or Exchange of the Notes.

        Upon a sale, redemption, or other taxable disposition of a Note for cash, a U.S. Holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid "qualified stated interest," which will be treated as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Deposit (which generally will equal the initial purchase price of your Note increased by any accrued original issue discount or acquisition discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. Holder is treated as having held the Deposit for more than one year at the time of such disposition. However, gain recognized on a Deposit that is a short-term obligation by a U.S. Holder that is not required, and does not elect, to include original issue discount or acquisition discount in income currently will be treated as ordinary income to the extent of the untaxed portion of the accrued original issue discount (determined on a ratable basis, unless the U.S. Holder elects to use a constant yield basis), and gain recognized on a Deposit with accrued market discount will be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income. If the Put Option has a positive value on the date of a sale of a Note, the U.S. Holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. Holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. Holder's rights and obligations under the Put Option. In such a case, the U.S. Holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. Holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. Holders is subject to limitations.

  Alternative Characterizations and Treatments

        Although we intend to treat each Note as a Deposit and a Put Option as described above, there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the Notes, and therefore the Notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the Notes could be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. In this case, in general, U.S. Holders should accrue original issue discount on the Notes based on a yield (the comparable yield) at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to those of the Notes, and a projected payment schedule would be constructed that would reflect a projected payment for each payment on the Note and would produce the comparable yield. If the actual value of a payment were to exceed the amount projected on the schedule, the U.S. Holder should include in income additional interest income. In contrast, if the actual value of a payment were less than the amount projected on the schedule, the U.S. Holder should first offset any original issue discount accrued on the Note in the taxable year by the amount of the shortfall, and thereafter should be entitled to an ordinary deduction to the extent of previously accrued original issue discount on the Note. Shortfalls remaining upon retirement or at the time of a sale or other disposition of the Note should be treated as reducing the amount realized. In addition, any gain realized upon the sale or exchange of the Notes would be treated as ordinary income.

        Other characterizations and treatments of the Notes are possible. Prospective investors in the Notes should consult their tax advisors as to the tax consequences to them of purchasing Notes, including any alternative characterizations and treatments.

  Tax Treatment of Non-U.S. Holders

        A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Note should not be subject to U.S. federal income or withholding tax in respect of the Notes so long as (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person, as defined for federal income tax purposes, (2) the Non-U.S. Holder is not a bank that has purchased the Notes in the ordinary course of its trade or business of making loans, as described in section 881(c)(3)(A) of the Code, (3) the Non-U.S. Holder is not a "10-percent shareholder" within the meaning of section 871(h)(3)(B) of the Code or a "related controlled foreign corporation" within the meaning of section 881(c)(3)(C) of the Code with respect to us, and (4) the Reference Assets are actively traded within the meaning of section 871(h)(4)(C)(v) of the Code. Unless otherwise indicated in the pricing supplement, we expect the Reference Assets to be treated as actively traded within the meaning of section 871(h)(4)(C)(v) of the Code.

        If any of these conditions are not met, a 30% withholding tax may apply to payments of qualified stated interest, accrued acquisition discount, and accrued original issue discount on the Notes, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder should be subject to U.S. federal income tax with respect to all income from the Notes at regular rates applicable to U.S. taxpayers, and, for a foreign corporation, possibly branch profits tax, unless an applicable treaty reduces or eliminates such tax.

        In general, the gain realized on the sale, exchange or retirement of the Notes by a Non-U.S. Holder should not be subject to U.S. federal income tax with respect to the Notes. However, if the amount realized upon the sale, exchange or settlement of a Note is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, the Non-U.S. Holder will generally be subject to U.S. federal income tax on any income or gain in respect of the Note at the regular rates applicable to U.S. taxpayers, and, for a foreign corporation, possibly branch profits tax, unless an applicable treaty reduces or eliminates such tax. Additionally, if the Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the year the gain is recognized and certain other conditions are satisfied, the Non-U.S. Holder will generally be subject to tax at a rate of 30% on the amount by which the gains derived from the sale, exchange or settlement that are from U.S. sources exceed capital losses allocable to U.S. sources.

        Non-U.S. Holders should consult the offering documents for the Reference Assets for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Assets.

  U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The Notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the Notes at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

        Non-U.S. Holders should consult the offering documents for the Reference Assets for the U.S. federal estate tax treatment of acquiring, owning and selling the Reference Assets.

  Information Reporting and Backup Withholding

        Distributions made on the Notes and proceeds from the sale of Notes to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the Noteholder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Notes generally will be refunded by the IRS or allowed as a credit against the Noteholder's U.S. federal income tax, provided the Noteholder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the Notes on a continuing basis through the Agent. The Agent may sell Notes to dealers at a concession not in excess of the discount it received from us. We also may sell the Notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through the Agent as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the Agent at the time of resale, which may be greater or lesser than the purchase price for those Notes paid by the Agent.

        The Agent also may solicit offers to purchase the Notes as our agent. We will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of the Notes in whole or part. The Agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the Notes it receives in whole or in part. We will pay each Agent, in connection with sales of the Notes resulting from a solicitation that the Agent made or an offer to purchase that the Agent received, a commission, in the form of a discount or otherwise, that will be specified in the applicable pricing supplement, not to exceed 8.00%. We and the Agent expect to enter into a distribution agreement with respect to the Notes. Pursuant to the terms of the distribution agreement, the Agent will agree to use its reasonable best efforts to solicit orders to purchase Notes. We also may appoint additional Agents, to solicit offers to purchase the Notes, who will enter into the above distribution agreement. Any other Agents will be named in the applicable pricing supplement and any solicitation and sale of Notes through those Agents will be on the same terms and conditions to which the Agent has agreed. The other Agents or dealers through which we or the Agent may sell Notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. We also may pay fees and other amounts to an Agent or an affiliate of an Agent in connection with certain transactions that we enter into in connection with certain issuances of the Notes, which might exceed the Agent's discount.

        With respect to each issuance of Notes, we expect to deliver the Notes against payment in New York, New York on the Original Issue Date. Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The Agents may be deemed to be "underwriters" within the meaning of the Securities. We have agreed to indemnify the Agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the Agents for certain expenses.

        Following the initial distribution of Notes, the Agent or other affiliates of The Bear Stearns Companies Inc. may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the Notes. Each Agent may act as principal or Agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        Any Agents offering Notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc. is our wholly owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. The maximum commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the Notes will not be greater than eight percent of the aggregate principal amount of the offering of the Notes in which such NASD member or independent broker-dealer participates.

VALIDITY OF THE NOTES

        If stated in the applicable pricing supplement, the validity of the Notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

DEFINITIONS

        Set forth below are definitions of some of the terms used in this prospectus supplement and in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described below or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede.

        The "Agent" for each underwritten offering may be Bear Stearns, BSIL or others as disclosed in the applicable pricing supplement.

        "AMEX" means the American Stock Exchange LLC.

        "Bear Stearns" means our affiliate, Bear, Stearns & Co. Inc.

        "BSIL" means our affiliate, Bear, Stearns International Limited.

        "Business Day" means any day that (a) in the U.S., is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means Bear Stearns. We may change the Calculation Agent after the Original Issue Date without notice.

        "Calculation Date" will be a date specified in the applicable pricing supplement. If that date is not a Business Day, or if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on that day, the Calculation Date will be the first following Business Day on which the Calculation Agent determines that a Market Disruption Event has not occurred and is not continuing. In no event, however, will the final Calculation Date be a date that is less than two Business Days immediately preceding the Maturity Date. In that case, the second Business Day immediately preceding the Maturity Date will be deemed to be the final Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will make a good faith estimate of the Closing Price of the Reference Asset on that second Business Day preceding the Maturity Date in accordance with the formula for and method of calculating the Reference Asset in effect prior to the Market Disruption Event using the price of the Reference Asset on the relevant exchange or market (or, if trading in any such Reference Asset has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the Closing Price of the Reference Asset that would have prevailed but for such suspension or limitation) as of that second Business Day preceding the Maturity Date. For clarity, in no event will the Calculation Date be one Business Day prior to Maturity Date.

        "Closing Price" of the Reference Asset on any Trading Day means:

  •
  if such Reference Asset is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which such Reference Asset is listed or admitted to trading,

  •
  if such Reference Asset is a security traded on the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official Closing Price published by The Nasdaq Stock Market, Inc. on such day, or

  •
  if such Reference Asset is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the NASD, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

        If such Reference Asset is listed or admitted to trading on any national securities exchange or is a security traded on the Nasdaq National Market but the last reported sale price or Nasdaq official Closing Price, as applicable, is not available, then the Closing Price for such Reference Asset on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event or otherwise, the last reported sale price or Nasdaq official Closing Price, as applicable, for such Reference Asset is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Reference Asset for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consumer Price Index" means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers ("CPI"), published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor ("BLS") and reported on Bloomberg CPURNSA or any successor service. The CPI for a particular month is published during the following month. The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. In calculating the index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period for the Notes is the 1982-1984 average.

        If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Reset Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as it deems appropriate.

        If the CPI is rebased to a different year or period, the base reference period for the Notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

        If, while the Notes are outstanding, the CPI is discontinued or substantially altered, as determined in the sole discretion of the Calculation Agent, the applicable substitute index for the Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If no such securities are outstanding, the Calculation Agent will determine a substitute index for the Notes in accordance with general market practice at the time.

        "Contingent Protection Percentage" or "Conversion Percentage" will be determined on the Pricing Date and means the percentage specified in the applicable pricing supplement. The term used will be specified in the applicable pricing supplement.

        "Contingent Protection Level" or "Conversion Price" will be determined on the Pricing Date and means the product of the Initial Level and the Contingent Protection Percentage.

        "Event of Default" has the meaning as defined in the Indenture.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Ratio" will be calculated by the Calculation Agent and will equal the principal amount of your Notes divided by the Initial Level (rounded down to the nearest whole number with fractional shares to be paid in cash), subject to adjustment for certain events relating to the Reference Asset.

        "Federal Funds Rate" means either the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the "Federal Funds (Effective) Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the:Federal Funds (Open) Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

        "Final Level" will be calculated by the Calculation Agent and will equal the Closing Price of the Reference Asset on the Calculation Date.

        "Fractional Share Cash Amount" is an amount in cash per Note equal to the Final Level multiplied by the difference between (x) $1,000 divided by the Initial Level (rounded to the nearest three decimal places), and (y) the Exchange Ratio.

        "Initial Level" means the initial price or level of the Reference Asset on the Pricing Date, as detailed in the applicable pricing supplement.

        "Interest Determination Date" is the day the Calculation Agent will refer to when determining the new interest rate and will be the date specified in the applicable pricing supplement, provided that if such date is not a Business Day or if a Market Disruption Event occurs on such date, the Interest Determination Date will be the next succeeding Business Day on which no Market Disruption Event occurs.

        "Interest Payment Date" will be the date specified in the applicable pricing supplement, provided that if such date is not a Business Day, the related payment of interest will be made on the next succeeding Business Day and the interest accruing for the period from and after that Interest Payment Date to such next Business Day, if any, shall be paid on the next succeeding Interest Payment Date, if any. However, for Notes which pay LIBOR, if the next Business Day is in the next calendar month, principal, if any, or interest will be paid on the immediately preceding Business Day, provided that any such Business Day is also a London Banking Day. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

        "Interest Reset Date" will be the date specified in the applicable pricing supplement, provided that if any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next succeeding Business Day. However, in the case of a Note which pays LIBOR, if the next succeeding Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

        "Intraday Trading Price" means, for one share of the Reference Asset (or one unit of any other security for which an Intraday Trading Price must be determined) at any time during any trading day (including at the close) means:

  •
  if the Reference Asset (or any such other security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act on which the underlying stock (or any such other security) of the Reference Asset is listed or admitted to trading,

  •
  if the underlying stock (or any such other security) of the Reference Asset is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the most recently reported sale price at such time quoted by The Nasdaq Stock Market, Inc. on such day, or

  •
  if the underlying stock (or any such other security) of the Reference Asset is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

        "LIBOR" means the London Interbank Offered Rate, and will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  "LIBOR Reuters," which is the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars for the maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

  (b)
  "LIBOR Telerate," which is the offered rate for deposits in U.S. dollars having the specified maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount"). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

        "London Banking Day" means any day on which dealings or deposits in U.S. dollars are transacted in the London interbank market.

        "Market Disruption Event" means any of the following events, as determined by the Calculation Agent, in its sole discretion:

  •
  the occurrence or existence of a suspension, absence or material limitation of trading in the instrument or instruments comprising the Reference Asset in the primary market for such instrument or instruments for more than two hours of trading or during the half hour period preceding the close of trading;

  •
  a breakdown or failure in the price and trade reporting systems of any primary market, Related Exchange or market as a result of which the reported trading prices for the Reference Asset during the last one hour preceding the close of the principal trading session on such relevant exchange or market are materially inaccurate;

  •
  the occurrence or existence of a suspension, absence or material limitation of trading in option or futures contracts or exchange traded funds related to the instrument or instruments comprising Reference Asset, in each case, on any major exchange or market for more than two hours of trading, or during the half hour period preceding the close of the principal trading session on such market, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or market or otherwise;

  •
  the occurrence or existence of a suspension, absence, limitation, cancellation or repudiation of trading for more than two hours of trading, or during the half hour period preceding the close of trading on the Related Exchange or market in the Reference Asset; or

  •
  in any of these events, the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

        For purposes of this definition:

          (a)   a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market,

          (b)   a decision to permanently discontinue trading in any option contracts relating to the instrument or instruments comprising the Reference Asset will not constitute a Market Disruption Event, and

          (c)   for purposes of clause (a) above, any limitations on trading during significant market fluctuations, under NYSE Rule 80B, NASD Rule 4120 or any analogous rule or regulation enacted or promulgated by the NYSE, NASD or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered "material."

        A suspension or limitation of trading in option contracts related to the Reference Asset, if available, in the primary market for those contracts, by reason of any of (i) a price change exceeding limits set by that market, (ii) an imbalance of orders relating to those contracts, or (iii) a disparity in bid and ask quotes relating to those contracts, will constitute a suspension or material limitation of trading in option contracts related to the Reference Asset in the primary market for those contracts.

        Based on the information currently available to us, on each of September 11, 12, 13 and 14, 2001, the NYSE and The Nasdaq Stock Market suspended all trading for the entire day, and on October 27, 1997, the NYSE and The Nasdaq Stock Market ("Nasdaq") suspended all trading during the half hour period preceding the close of trading. If the NYSE or Nasdaq were the primary market of the Reference Asset, such suspension would constitute a Market Disruption Event.

        "Maturity Date" will be detailed in the applicable pricing supplement and may be accelerated upon an Event of Default. If the stated Maturity Date is not a Business Day, the Maturity Date will be the next following Business Day.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NYSE" means the New York Stock Exchange, Inc.

        "Note" or "Notes" means notes with specific terms described in the applicable pricing supplement with a principal amount of $1,000.

        "Original Issue Date" means the date the Notes will be ready for delivery.

        "Pricing Date" means the day we price the Notes for initial sale to the public.

        "Prior Exchange Ratio" is the Exchange Ratio prior to any adjustment as detailed herein.

        "Record Date" for each Interest Payment Date, including any Interest Payment Date scheduled to occur on the Maturity Date, means the date 15 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day.

        "Reference Asset" may be one or more securities, commodities, foreign currencies, interest rate or any other financial, economic, or other measures or instruments, including the occurrence or nonoccurrence of any event or circumstance; or indices or baskets of any of these items, as detailed in the applicable pricing supplement.

        "Related Exchange" means, with respect to any instrument or instruments comprising the Reference Asset, each exchange or quotation system on which futures or options contracts relating to such instrument or instruments comprising the Reference Asset are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such instrument or instruments comprising the Reference Asset has temporarily relocated (provided that the Calculation Agent has determined that the liquidity of the futures or options contracts on such instrument or instruments comprising the Reference Asset on such temporary substitute exchange or quotation system is comparable to that on the original Related Exchange).

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" means the date the Notes will be ready for delivery.

        "Sponsor" means the applicable person or organization responsible for calculating, publishing or maintaining the Reference Asset.

        "Trading Day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on the principal trading market for the Reference Asset.

        "Trading Level" means the Intraday Trading Price of the Reference Asset on each Business Day, beginning on the Pricing Date to and including the Calculation Date.

        "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

          (a)   The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

          (b)   If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

          (c)   Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

        "Trustee" will be JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank).

        "We," "us" and "our" refer only to The Bear Stearns Companies Inc., excluding its consolidated subsidiaries.

        You should only rely on the information contained in this prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus supplement and prospectus is correct on any date after their respective dates.

TABLE OF CONTENTS

Prospectus Supplement
Summary	S-2
Illustrative Examples	S-4
Risk Factors	S-7
Pricing Supplement	S-21
Description of Notes	S-22
Sponsors or Issuers and Reference Asset	S-26
Antidilution Adjustments for Equity Securities	S-27
Use of Proceeds and Hedging	S-31
Certain U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution	S-41
Validity of the Notes	S-42
Definitions	S-42

THE BEAR STEARNS
COMPANIES INC.

Medium-Term Notes, Series B

PROSPECTUS SUPPLEMENT
REVERSE CONVERTIBLE
ALL ASSET CLASSES

Bear, Stearns & Co. Inc.

August 16, 2006

QuickLinks

Bear, Stearns & Co. Inc. August 16, 2006
SUMMARY
ILLUSTRATIVE EXAMPLES
RISK FACTORS
PRICING SUPPLEMENT
DESCRIPTION OF NOTES
SPONSORS OR ISSUERS AND REFERENCE ASSET
ANTIDILUTION ADJUSTMENTS FOR EQUITY SECURITIES
USE OF PROCEEDS AND HEDGING
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
DEFINITIONS